Exhibit 16.2






June 11, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements made by Interpharm Holdings, Inc., which we understand will be filed with the Commission pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated June 12, 2003. We agree with the statements concerning our firm in such Form 8-K.


Very truly yours,


/s/  Weinick Sanders Leventhal & Co., LLP

Weinick Sanders Leventhal & Co., LLP
New York, N.Y.